Exhibit 99.1

For more information, contact:

Media:

Jennifer Cho

jennifer.cho@ww.com

Investors:

Corey Kinger

corey.kinger@ww.com

WW International, Inc. Announces Leadership Changes:

Departure of Chief Financial Officer, Amy O’Keefe

Appointment of new Chief People Officer, Tiffany Stevenson

David Cohen named Chief Data Officer

NEW YORK, NY (November 30, 2022) — WW International, Inc. (NASDAQ: WW) (“WeightWatchers”, “WW,” or “the Company”) announced today that Amy O’Keefe will be leaving her role as Chief Financial Officer effective December 2, 2022 and will remain employed by the Company until December 31, 2022 to support the Finance team for the remainder of the year. Heather Stark will assume the role of interim Principal Financial Officer. Stark has been with WeightWatchers for 12 years, most recently as Head of North American Finance.

“On behalf of everyone at WeightWatchers, I’d like to thank Amy for her leadership and commitment these past two years,” said WeightWatchers CEO, Sima Sistani. “Amy has been a valuable partner to me since I joined in March and I would particularly like to thank her for her support in our organizational realignment and rationalizing our studio footprint, as well as the successful refinancing in 2021. I wish her all the best in the future.”

As the Company optimizes for profitable growth and becoming a more tech-centric organization, WeightWatchers also announced two key leadership appointments: Tiffany Stevenson as Chief People Officer and David Cohen as Chief Data Officer.

Stevenson will join the Company in January 2023. She most recently served as Chief People Officer of Patreon, leading cultural and systemic transformation to support global growth. Prior to Patreon, Stevenson spent 12 years at Sephora scaling their retail growth and digital footprint. Cohen joined WeightWatchers in June 2020 and has made a significant impact in building a data-driven culture, laying the groundwork of becoming a digital-first organization. Prior to WeightWatchers, Cohen was Chief Data Officer and SVP of Growth at Aaptiv.

“Tiffany brings an incredible background building talent ecosystems that drive engaging workforces and business results. I am confident that she will further help us build a best in class employee experience,” said Sistani. “And as we continue to invest in a data-informed culture that allows us to make faster, results-driven decisions, I am excited to broaden David’s impact across the organization.”

Sistani continued, “I look forward to working alongside these leaders to execute on our vision of building a digital community around a shared interest in weight loss. We continue to track toward ending the year with approximately 3.4 million subscribers and following the recent rollout of our simplified program, I believe we are on the path for improved performance.”

About WW International, Inc.

WeightWatchers is a human-centric technology company powered by the world’s leading commercial weight management program. For nearly six decades, we have inspired millions of people to adopt healthy habits for real life. Through our comprehensive tools, expert Coaches and community, members follow our proven, sustainable, science-based program focused on weight loss. To learn more about the WeightWatchers approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about the Company’s plans, strategies, objectives, prospects and anticipated subscribers. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “track toward” and similar expressions in this press release to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: changes in general economic and market conditions and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise.